TABLE OF CONTENTS





ITEM 2

     ACQUISITION OR DISPOSITION OF ASSETS



ITEM 5

     HISTORICAL SUMMARY OF GROSS REVENUES AND
     CERTAIN DIRECT OPERATING EXPENSES



EXHIBIT 99.1

     SELLERS CLOSING STATEMENT



SIGNATURES





















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                       ITEM 2 - FORM 8-K

             ACQUISITION OR DISPOSITION OF ASSETS


SALE OF SEASIDE INN (FORMERLY GALLERY MOTEL)

The partnership sold Seaside Inn, its 32 unit motel on Sanibel
Island, Florida to South Seas Properties Company, Limited
Partnership on January 6, 1997 at a price of $6,485,000.

Closing costs totaled $72,879.

The amount of net closing proceeds due the Seller was reduced by the total of two mortgage loans outstanding on the property at the time of closing. A first mortgage loan with Barnett Bank with a balance of $2,504,947 was assumed by the purchaser. A second mortgage loan from a private investment group with a balance of $650,000 was paid in full. Closing proceeds were further reduced by a prior investment in the property made by the purchaser in the amount of $335,000.

The net proceeds from sale, after deducting certain reserves, were distributed to the limited partners during the week of January 5, 1997. The amount of the distribution totaled $2,725,005.15 or an average of $543 per $1000 investment unit. Reserves in the approximate amount of $98,000 were held back for needed capital improvements to other remaining partnership properties.

Pursuant to the information required by Article II of regulation S-X, if the sale had occurred on September 30, 1996, the effect on the partnership's unaudited balance sheet of the same date would have been a decrease in net asset value of $2,644,825, a decrease in debt of $3,493,639, and a higher net worth of approximately $3,433,000. However this net worth would then be reduced at the time of the above mentioned distribution to limited partners in the amount of $2,725,005.

If this sale had occurred on January 1, 1996, the effect on the unaudited income statement for the nine months ended September 30, 1996 would have been to decrease revenue by $1,145,000, decrease operating expenses by $467,000, decrease other non-operating expenses by $355,000, decrease depreciation and amortization expenses by $103,000. All of the foregoing adjustment would have resulted in a decrease in net income of $220,000.

Included in this report is the historical summary of gross revenues and certain direct operating expenses for the twelve months ending 12/31/95, 12/31/94 and 12/31/93.



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
                          SEASIDE INN
           HISTORICAL SUMMARY OF GROSS REVENUES AND
               CERTAIN DIRECT OPERATING EXPENSES


                         12/31/96     12/31/95      12/31/94
GROSS REVENUES

Total Revenue            1,422,000    1,183,000     1,132,000

CERTAIN DIRECT
OPERATING EXPENSES

Rooms                      261,000      211,000       120,000
Other Operating              7,000       11,000        14,000
Admin & General            188,000      180,000       140,000
Sales & Marketing           79,000       73,000        53,000
Maintenance                122,000      122,000       156,000
Real Estate Taxes           46,000       46,000        48,000
Corporate Expenses           8,000       64,000        63,000
Management Fees             86,000       71,000        68,000
                           _______      _______       _______
TOTAL CERTAIN DIRECT       797,000      778,000       662,000
OPERATING EXPENSES

EXCESS OF GROSS            625,000      405,000       470,000
REVENUES OVER CERTAIN
DIRECT OPERATING
EXPENSES
















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                          SIGNATURES



Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


FLORIDA INCOME FUND, L.P.
(REGISTRANT)



JANUARY 15, 1997



/S/ LAWRENCE A. RAIMONDI
----------------------------------
LAWRENCE A. RAIMONDI
PRESIDENT AND DIRECTOR, AND CEO
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL EXECUTIVE OFFICER)



/S/ JOE K. BLACKETER
----------------------------------
JOE K. BLACKETER
SECRETARY/TREASURER
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)


















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